Ehrhardt
                                                    Keefe
                                                    Steiner &
                                                    Hottman PC

                                                    Certified Public Accountants
                                                    and Consultants


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Country World Casinos, Inc. dated September 23, 1996.


/S/  EHRHARDT KEEFE STEINER & HOTTMAN, PC
- -----------------------------------------
Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
September 23, 1996



          7979 E. Tufts Avenue, Suite 400 Denver, Colorado 80237-2843
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